As filed with the Securities and Exchange Commission on August 20, 2007

Registration No. 333-143323

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 2 TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4841	23-2866697
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

Randall J. Gort, Esq.
3190 Tremont Avenue	3190 Tremont Avenue
Trevose, PA 19053	Trevose, PA 19053
215-354-5100	215-354-5100
(Address, including Zip Code, and Telephone Number,	(Name, Address, including Zip
including Area	Code, and Telephone Number,
Code, of Registrant’s Principal Executive Offices)	including Area Code, of Agent for
Service)

Copies of all communications to:

Walter J. Mostek, Jr., Esq.

Drinker Biddle & Reath LLP

One Logan Square

18th & Cherry Streets

Philadelphia, Pennsylvania 19103

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 20, 2007

WORLDGATE COMMUNICATIONS, INC.

7,716,416 Shares of Common Stock

This prospectus relates to the reoffer and resale, from time to time, of up to 7,716,416 shares of common stock issuable upon conversion of convertible debentures by the selling security holder listed on page 7 of this prospectus.

The reoffer and resale of the common shares covered by this prospectus will be made by the selling security holder listed in this prospectus or by the holder’s pledgees, donees, transferees, partners, or other successors in interest, in accordance with one or more of the methods described in the plan of distribution, which begins on page 10 of this prospectus.  The selling security holder may, from time to time, sell any or all of their shares of common stock at fixed or negotiated prices.  We will not receive any of the proceeds from the sale of any common shares by the selling security holder, but we have agreed to bear certain expenses of registering the resale of the common shares under federal and state securities laws.

Our common stock is listed on the NASDAQ Capital Market (formerly known as the NASDAQ SmallCap Market) under the symbol “WGAT.” On July 30, 2007, the last reported sale price of our common stock on the NASDAQ Capital Market was $.50 per share.

Investing in our securities involves a high degree of risk. See the discussion under the heading “Risk Factors” on page 6 and in the annual, quarterly and current reports incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

August 20, 2007

You should rely only on the information contained in this prospectus, including the financial statements and information incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus or the date of the documents incorporated by reference in this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of the federal securities laws that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology, such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “intend,” “potential” or “continue” or the negative of such terms or other comparable terminology, although not all forward-looking statements contain such terms. In addition, these forward-looking statements include, but are not limited to, statements regarding:

•                  implementing our business strategy;

•                  marketing and commercialization of our products;

•                  pricing for our products;

•                  plans for future products and services and for enhancements of existing products and services;

•                  our intellectual property;

•                  our estimates of future revenue and profitability;

•                  our estimates or expectations of continued losses;

•                  our expectations regarding future expenses, including research and development, sales and marketing, and general and administrative expenses;

•                  our analysis of the market, market opportunities and customer demand;

•                  difficulty or inability to raise additional financing, if needed, on terms acceptable to us;

•                  our estimates regarding our capital requirements and our needs for additional financing;

•                  attracting and retaining customers and employees;

•                  rapid technological changes in our industry and relevant markets;

•                  sources of revenue and anticipated revenue;

•                  plans for future acquisitions; and

•                  competition in our market.

These statements are only predictions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are not required to and do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. Actual results, levels of activity, performance, achievements and events may vary significantly from those implied by the forward-looking statements. A full description of risks that could cause our results to vary appears under the heading “Risk Factors” on page 6 and in the annual, quarterly and current reports incorporated by reference into this prospectus, and elsewhere in this prospectus.

In this prospectus, we refer to information regarding our potential markets and other industry data. We believe that we have obtained this information from reliable sources that customarily are relied upon by companies in our industry, but we have not independently verified any of this information.

WORLDGATE COMMUNICATIONS, INC.

Prospectus Summary

This summary highlights key aspects of the information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus and the documents incorporated by reference into this prospectus carefully, especially the financial statements and related notes and the risks of investing in our securities discussed under the heading “Risk Factors” on page 6 and in the annual, quarterly and current reports incorporated by reference into this prospectus.

References to “we,” “us,” “Company” and “WorldGate” refer to WorldGate Communications, Inc. together with its subsidiaries.

We have developed a video phone, ergonomically designed specifically for in-home and business, personal video communication. We have identified several issues that have interfered with commercial success and consumer acceptance of video phones and sought to address each of these issues within the Ojo video phone. The Ojo video phone was designed for use on the existing High Speed Data (“HSD”) network infrastructure. Certain models of the Ojo phone will, however, also connect to the analog phone line for interoperability with the voice only communications offered by the existing public switched telephone network (“PSTN”) and VoIP networks. Ojo, therefore, can be used for video calls, for ordinary voice only calls as well as for voice over Internet protocol, or VoIP calls. We believe that Ojo is differentiated, both from competitors and from previous efforts at personal video telephony, by providing: true to life communication (meaning that images and sounds are synchronized, that there are minimum delays between the two ends of the communication, and that the quality of the image is similar to what is experienced with television), interoperation with the PSTN and VoIP, ease of deployment by HSD operators, ease of use by consumers, and a highly styled ergonomic design. We believe Ojo uniquely leverages the recent development of a state of the art connectivity infrastructure, as well as the convergence of the latest improvements in compression technology, processing power and bandwidth availability, to help ensure, enable and maintain dedicated high quality end-to-end connections.

We were incorporated in Delaware in 1996 to succeed to the business of our predecessor, WorldGate Communications, L.L.C., which commenced operations in March 1995, and, as of March 31, 2007, we remain incorporated in Delaware. In April 1999, we completed our initial public offering of 5,750,000 shares of our common stock. Since January 9, 2003 our common stock has been listed on the NASDAQ Capital Market (formerly known as the NASDAQ SmallCap Market). Previously our common stock was traded on the NASDAQ Global Market (formerly known as the NASDAQ National Market). Our common stock is traded under the symbol “WGAT.” Our executive offices are located at 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053 and the telephone number of our executive offices is (215) 354-5100.

On April 28, 2004, we entered into a multi-year agreement with General Instrument Corporation d/b/a the Connected Home Solutions Business of Motorola, Inc. (“General Instrument”) for the worldwide development and distribution of the Ojo personal video phone. This agreement provided for General Instrument to be the exclusive distributor of WorldGate’s broadband video phone products and for

WorldGate to be the exclusive supplier of General Instrument’s broadband video phone products.  On February 17, 2006, we mutually agreed with General Instrument to end this agreement.  The ending of this agreement immediately terminated exclusivity for both parties.  As a result, in addition to our preexisting role for development and manufacture of Ojo, we have direct responsibility and control for the advertising, marketing, and distribution of our products.  Under our agreement with General Instrument, we had been active in marketing and promoting our products, and working with General Instrument to distribute Ojo. WorldGate has continued the rollout of Ojo using many of the same distributors, retailers and service providers, and has subsequently expanded distribution to service providers and retailers around the world.

During the operation of our current video phone business, we have not been able to reach profitability and have generated significant losses. As a result, a report issued by our independent registered public accounting firm for the year ended December 31, 2006 includes an explanatory paragraph stating that our company has suffered recurring losses from operations and had an accumulated deficit of $247 million as of December 31, 2006 that raises substantial doubt about our company’s ability to continue as a going concern. Our net losses available to common stockholders for the fiscal years ended December 31, 2004, 2005 and 2006 were approximately $20,376,000, $10,773,000 and $17,714,000, respectively. No assurances can be given that either our history of losses or our auditors’ substantial doubt about our company’s ability to continue as a going concern will be remedied by the continued rollout of our new video phone product line or that our business will continue to operate as a going concern.

On August 11, 2006, the Company completed a private placement with an institutional investor of convertible debentures in the aggregate principal amount of $11,000,000.  These convertible debentures have a maturity of three years, an interest rate of 6% per annum, and are convertible at the option of the investor into WorldGate common stock at a conversion price equal to the lesser of $1.75 per share or 90% of the average of the five lowest daily volume weighted average closing price (“VWAP”) of the common stock during the fifteen trading days immediately preceding the conversion date (subject to adjustment in the event of stock dividends and splits and certain distributions to stockholders, fundamental transactions, and future dilutive equity transactions).  Interest is payable at maturity, and the Company may elect to pay the interest amount in cash or shares of the Company’s common stock.  The Company has the intention to, and believes that it will have the financial ability to, make all required payments on the convertible debentures when due.  As of July 20, 2007, there was $472,858 of accrued interest.  Through July 20, 2007, the investor converted $3,678,272 of the convertible debt into 4,909,485 shares of the Company’s common stock.

The Company received $6,000,000 ($5,615,000 net of transaction costs) upon the closing of the transaction on August 11, 2006 (the “First Tranche”) and the remaining $5,000,000 ($4,700,000 net of transaction costs) was received on October 13, 2006 (the “Second Tranche”) after receiving stockholder approval on October 11, 2006 and obtaining an effective registration of the shares of common stock issued and issuable upon conversion of the convertible debentures in the First Tranche.  On May 18, 2007, the Company and the investor amended the terms of the secured convertible debentures to (1) remove the investor’s ability, upon conversion of the debentures, to demand cash in lieu of shares of common stock, and (2) clarify that the Company may issue restrictive shares if there is no effective registration statement at the time of conversion.  The terms of the convertible debentures were amended to permit the Company to reclassify the derivative conversion option liability in the convertible debentures from debt to equity.

The Company has the right to redeem all or any portion of the principal amount of the convertible debentures in cash at any time upon not less than four business days notice if the closing price of its stock is less than $1.75 per share.  Such early redemption will, however, require the Company to pay a 10% prepayment premium.   In addition, without any prepayment premium, the Company has the right to force the holder to convert a maximum of $500,000 of the principal amount of the convertible debentures in any thirty day period if, in addition to certain other conditions, for five consecutive trading days, the VWAP of the Company’s common stock is above $1.925 per share but less then $3.50 per share and the daily trading volume exceeds 200,000.  Additionally, without any prepayment penalty, the Company has the right to force the holder to convert all or any portion of the outstanding principal and interest if, in addition to certain other conditions, the VWAP of the Company’s common stock is greater than $3.50 per share for 30 consecutive trading days and the daily trading volume exceeds 250,000 shares for five days prior.

There are some restrictions on the holder’s right to convert the convertible debentures.  The holder could not/cannot make any conversions below $1.75 per share (i) until the earlier of the date registered common stock can be issued pursuant to such conversion or January 1, 2007, (ii) which would exceed $500,000 in principal amount in any calendar month, or (iii) which would result in the issuance of more than 840,000 shares of our common stock per calendar month (provided that this maximum share limit will be waived by the Company unless it elects to pay the holder in cash the difference in value between 840,000 shares and the number of shares the holder wishes to convert, up to the $500,000 per month conversion limit).  If the Company is in default under the convertible debentures, these limitations are waived. The holder is also not restricted in making conversions at $1.75.  In no case, however may the holder convert the convertible debentures if it would result in beneficial ownership of more than 9.99% of our outstanding common stock (though this provision can be waived by the holder upon 65 days prior notice).  If the Company, at any time while the convertible debentures are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its common stock or any other equity or equity equivalent securities payable in shares of common stock, (b) subdivide outstanding shares of common stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (d) issue by reclassification of shares of the common stock any shares of capital stock of the Company, then the convertible debenture holder is entitled to have the conversion price adjusted to correspond to common stock holders’ rights to any such stock dividend, stock split, stock combination or reclassification of shares. The $1.75 conversion price is also subject to a weighted average dilution adjustment if the Company issues shares (apart from certain excluded issuances) of its capital stock at an effective price of less than $1.75 per share.  The Company also granted the convertible debentures holders a security interest in all of its assets.  Moreover, the Company is required to register the shares of common stock issuable to the investor for resale to the public pursuant to a registration rights agreement, containing customary terms, conditions and indemnities.  The private placement includes numerous provisions intended to protect the institutional investor, including a cash payment penalty in which the Company shall pay liquidated damages to the selling security holder in the event that (i) a registration statement is not timely filed, (ii) a registration statement is not timely declared effective by the SEC or (iii) sales cannot be made pursuant to the registration statement.  Such liquidated damages shall be equal to 1% of the liquidated value of the outstanding convertible debentures for each thirty day period in which the Company fails to satisfy clauses (i), (ii) or (iii) above.  In no event, however, shall liquidated damages exceed 12% of the aggregate purchase price of $11,000,000, which is $1,320,000.  Pursuant to the Amendment and Waiver, dated November 22, 2006, as amended, between the Company and the selling security holder, the parties eliminated liquidated damages for the Company’s failure to satisfy clauses (i) and (ii) above in connection with the Second Tranche.  The Company has recorded no liability in connection with these liquidated damage provisions.

In addition, the aggregate number of shares to be issued upon conversion, exercise of the warrants, payment for commitment shares, and payment of liquidated damages pursuant to the registration rights agreement has been limited to 61,111,111 shares of common stock.

As part of this private placement, the Company issued to the investor 177,419 commitment shares of common stock with a fair value at issuance of approximately $222,000.  The Company also issued five-year warrants to purchase a total of up to 2,595,000 shares of WorldGate common stock, with 1,145,000 of the warrants having an exercise price of $1.85 per share (with 624,545 of these warrants issued at the closing of the First Tranche and 520,455 warrants issued at the closing of the Second Tranche), 1,100,000 of the shares having an exercise price of $2.35 per share (with 600,000 of these warrants issued at the closing of the First Tranche and 500,000 warrants issued at the closing of the Second Tranche), and 350,000 warrants having an exercise price of $2.60 per share (with 190,909 of these warrants issued at the closing of the First Tranche and 159,091 warrants issued at the closing of the Second Tranche).

Regarding the First Tranche, on September 8, 2006, the Company filed an initial registration statement, No. 333-137216, for 7,975,752 shares of common stock, which included 7,798,333 shares underlying the convertible debentures and 177,419 commitment shares.  This registration statement went effective on September 19, 2006.  On June 25, 2007, the Company filed a post-effective amendment to Registration No. 333-137216, in which the number of shares to be registered was reduced to 4,828,848.  As of August 11, 2006, the market price of these 4,828,848 shares was $1.25 and the total dollar value was $6,036,060.  As of July 20, 2007, the market price of these shares is $0.50 and the total dollar value is $2,414,424.  The registration rights agreement requires that the Company maintain the effectiveness of such registration statement until all of the securities have been sold or until they become eligible for sale pursuant to Rule 144(k).  Failure to maintain the effectiveness of the registration statement may constitute an Event of Default.

Regarding the Second Tranche, on May 29, 2007, the Company filed an initial registration statement, No. 333-143323, for 22,024,248 shares of common stock, which included 19,429,248 shares underlying the convertible debentures and 2,595,000 shares issuable upon the exercise of warrants.  On June 27, 2007, the Company received a comment letter from the Staff of the Securities and Exchange Commission regarding Registration No. 333-143323.  In response to the comment letter, the Company filed an amendment to Registration No. 333-143323.  Among other changes, the number of shares to be registered was reduced from 22,024,248 to 7,716,416, all of which are issuable upon the conversion of the convertible debentures.  As of October 13, 2006, the market price for these 7,716,416 shares was $1.36 and the total dollar value was $10,494,326.  As of July 20, 2007, the market price of these shares is $0.50 and the total dollar value is $3,858,208.  The registration rights agreement requires that the Company maintain the effectiveness of such registration statement until all of the securities have been sold or until they become eligible for sale pursuant to Rule 144(k).  Pursuant to waivers granted by the purchaser of these shares, the Company was given until May 30, 2007 to file a registration statement for these shares. Furthermore such waiver requires that any failure to file this registration statement or to cause it to be declared effective will not result in any damages becoming due thereunder, liquated or otherwise.

Upon any liquidation, dissolution or winding up of the Company, the holder of the convertible debentures will be entitled to receive the principal amount of the convertible debentures, together with accrued and unpaid interest, prior to any payment to the holders of the Company’s common and preferred stock.

The terms of the warrant agreements provide for the adjustment of the exercise price and the number of shares of common stock to be issued upon the Company’s issuance of certain securities deemed to be dilutive under the agreement.  Under certain conditions, the holder may exercise these warrants on a cashless basis.

The market price of the Company’s common stock cannot be predicted.  Furthermore, subject to the share limitation, as discussed above, the actual number of shares of the Company’s common stock that will be required if a conversion of the convertible debentures is made through the issuance of common stock also cannot be predicted.

This registration statement covers the resale of up to 7,716,416 shares of common stock, or approximately 14.59% of our outstanding shares, issuable upon conversion of the convertible debentures in connection with the Second Tranche to the institutional investor who participated in our August 11, 2006 private placement.

Payments and Proceeds

The following table (“Table 1”) provides information regarding possible payments by the Company to the selling security holder, its affiliates, or any person with whom the selling security holder has a contractual relationship regarding the transaction in connection with both the First Tranche and Second Tranche, as well as proceeds to the Company.  For purposes of this table, we have assumed that the entire $11,000,000 aggregate principal amount of the convertible debentures was issued and sold on August 11, 2006.

TABLE 1

Maximum Commitment Fee(1)	Transaction Fees(2)	Maximum Interest Payments (3)	Maximum Redemption Premiums(4)	Maximum Liquidated Damages(5)	Total Maximum Payments in First Year(6)	Total Net Proceeds to Company(7)
$222,000	$685,000	$1,980,000	$1,100,000	$1,320,000	$3,987,000	$8,113,000

(1)                                  The Company issued to the investor 177,419 commitment shares of common stock with a fair value at issuance of approximately $222,000.

(2)                                  The Company paid to Yorkville Advisors LLC an aggregate of $685,000 in closing, structuring and due diligence fees in connection with the transaction.  The selling security holder has advised us that Yorkville Advisors is the investment manager and an affiliate of the selling security holder.

(3)                                  The convertible debentures have a maturity of three years and an interest rate of 6% per annum.  $1,980,000 is the maximum amount of interest that we would be obligated to pay assuming all the convertible debentures remain outstanding until the maturity date. We may pay accrued interest in either cash or, at our option, in shares of our common stock.

(4)                                  Under certain circumstances, we have the right to redeem the full principal amount of the convertible debentures prior to the maturity date by repaying the principal plus a redemption premium of 10%. This represents the maximum redemption premium we would pay assuming we redeem all of the convertible debentures prior to maturity at the highest redemption premium.

(5)                                  Pursuant to the Investor Registration Rights Agreement, dated August 11, 2006, between the Company and the selling security holder, the Company shall pay liquidated damages to the selling security holder in the event that (i) a registration statement is not timely filed, (ii) a registration statement is not timely declared effective by the SEC or (iii) sales cannot be made pursuant to the registration statement.  Such liquidated damages shall be equal to 1% of the liquidated value of the outstanding convertible debentures for each thirty day period in which the Company fails to satisfy clauses (i), (ii) or (iii) above.  In no event, however, shall liquidated damages exceed 12% of the aggregate purchase price of $11,000,000, which is $1,320,000.  Pursuant to the Amendment and Waiver, dated November 22, 2006, as amended, between the Company and the selling security holder, the parties eliminated liquidated damages for the Company’s failure to satisfy clauses (i) and (ii) above in connection with the Second Tranche.

(6)                                  Total maximum payments that the Company may be required to make for the twelve months following the sale of all the convertible debentures include $222,000 in commitment fees, $685,000 in transaction fees, $660,000 in interest payments (6% per annum), $1,100,000 in redemption premiums and $1,320,000 in liquidated damages.

(7)                                  Total net proceeds to the Company assuming that we are not required to make any payments as described in footnotes (4) and (5).

The following table (“Table 2”) provides information regarding proceeds to and payments by the Company, as well as the discount (premium) to market price available to the selling security holder upon conversion of the debentures.  For purposes of this table, we have assumed that the entire $11,000,000 aggregate principal amount of the convertible debentures was issued and sold on August 11, 2006.

TABLE 2

Total Gross Proceeds Payable to Company(1)	Total Maximum Payments by Company(2)	Net Proceeds to Company(3)	Total Possible Discount (Premium) to Market Price(4)	Total Payments and Discount (Premium) as Percentage of Net Proceeds (5)
$11,000,000	$5,307,000	$5,693,000	$(3,142,857)	38.01%

(1)                                  Total gross proceeds payable to us.

(2)                                  Total maximum payments payable by the Company, including the commitment fees, transaction fees, interest payments, redemption premiums and liquidated damages.

(3)                                  Total net proceeds to us calculated by subtracting the result in footnote (2) from the result in footnote (1).

(4)                                  Premium to market price available to selling security holder assuming full conversion by selling security holder at conversion price as of August 11, 2006, calculated in footnote (6) to Table 4.

(5)                                  Total payments and premium available to selling security holder as percentage of net proceeds calculated by dividing the sum of footnotes (2) and (4) by footnote (3).

Risk Factors

In the event that our common stock is delisted from the NASDAQ Capital Market, it may be subject to the requirements of the rules relating to “penny stocks.”

Our common stock is currently listed on the NASDAQ Capital Market, which has requirements for the continued listing of stock.  On April 11, 2007, the Company received a notice from the staff of the Nasdaq Stock Market (the “Staff”) stating that the Company does not comply with Marketplace Rule 4310(c)(3) (the “Rule”).  The Rule requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  The Staff requested in this notice that the Company provide the Staff with the Company’s specific plan to achieve and sustain compliance with all of The Nasdaq Capital Market listing requirements, including the time frame for completion of the plan.  The Company subsequently provided the Staff with its plan to regain and maintain compliance with the Rule (the “Submission”).  On June 25, 2007, the Company received a notice from the Staff stating that, based on the Staff’s review, the Submission and subsequent conversations with the Company, the Staff had determined to deny the Company’s request for continued listing on the Nasdaq Capital Market because the Company has not provided an adequate definitive plan to regain compliance with the Rule and sustain compliance over an extended period of time (the “Staff Determination”).  The Company has filed an appeal of the Staff Determination by requesting a hearing (the “Hearing”) before a Nasdaq Listing Qualifications Panel (the “Panel”), which has stayed the delisting and suspension of trading the Company’s common stock.  The Hearing occurred on August 9, 2007.  As of August 20, 2007, the Panel has yet to render a decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

On April 17, 2007, the Staff had also notified the Company that for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4).  In an effort to comply with Rule 4310(c)(4), on July 20, 2007, the Company’s Board of Directors approved a resolution to amend the Certificate of Incorporation to effect a 1-for-10 reverse stock split.  This resolution is subject to stockholder approval and may be implemented at the discretion of the Company.  The Company will address the Rule 4310(c)(4) issue at the Hearing.

If our shares are delisted from the NASDAQ Capital Market, they are likely to become subject to the SEC penny stock rules, which could adversely affect the market liquidity of our common stock. These rules impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors; and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our common stock might decline, and you could find it more difficult to sell your stock.

For other Risk Factors, see the discussion under the heading “Risk Factors” in the annual, quarterly and current reports incorporated by reference into this prospectus.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares by the selling security holder, nor will any of the proceeds be available for our use or otherwise for our benefit. All proceeds from the sale of the shares will be for the account of the selling security holder.

Determination of Offering Price

The selling security holder may, from time to time, sell any or all of its shares of common stock at fixed or negotiated prices.

Dilution

None.

Selling Security Holder

The selling security holder participated in our August 11, 2006 private placement pursuant to which we issued secured convertible debentures in the principal amount of $11,000,000.  The Company received $6,000,000 ($5,615,000 net of transaction costs) on August 11, 2006 in connection with the First Tranche and the remaining $5,000,000 ($4,700,000 net of transaction costs) was received on October 13, 2006 in connection with the Second Tranche.  Regarding the First Tranche, the Company filed an initial registration statement to register 7,975,752 shares of common stock.  Subsequently, the Company amended that registration statement and reduced the number of shares being registered to 4,828,848.  Regarding the Second Tranche, the Company filed an initial registration statement to register 22,024,248 shares of common stock.  The Company filed an amendment to the registration statement of the Second Tranche.  Among other changes, the amendment reduced the number of shares being registered from 22,024,248 to 7,716,416.  This prospectus is part of the registration statement filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of 7,716,416 shares of our common stock from time to time by the selling security holder in connection with the Second Tranche.

The following table (“Table 3”) sets forth the name of the selling security holder, the number of shares of common stock known to us to be beneficially owned by the selling security holder as of July 20, 2007 (based on the selling security holder’s representations regarding its ownership), and the number of shares of common stock being registered for sale. The term “selling security holder” includes the stockholder listed below and its transferees, assignees, pledgees, donees or other successors.  The selling security holder has not had any position, office, or other material relationship with our company or our predecessors or affiliates during the last three years. We are unable to determine the exact number of shares that will actually be sold because the selling security holder may sell all or some of its shares, we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the shares, and the actual conversion price and amount of the debentures to be converted is not known.  The following table assumes that the selling security holder will sell all of the shares being offered for its account by this prospectus. The selling security holder may also offer less than the number of shares indicated.

TABLE 3

NAME	Number of Shares Owned Beneficially Prior to the Offering		Maximum Number of Shares to be Offered		Number of Shares to be Owned After the Offering		Percentage of Ownership After the Offering
YA Global Investments, LP, formerly known as Cornell Capital Partners, LP(1)	4,896,357	(2)	7,716,416	(3)	5,660,483	(4)	9.99%

(1)   Mark Angelo is the person who exercises dispositive powers with respect to the shares to be offered by the selling security holder.

(2)             Includes 4,828,848 shares of our common stock issued and issuable upon conversion of the secured convertible debentures in connection with the First Tranche.  Also includes 67,509 shares of our common stock issuable upon conversion of the secured convertible debentures in connection with the Second Tranche.  Subject to certain adjustments, the debenture is convertible at the option of the investor into shares of our common stock at a conversion price equal to the lesser of $1.75 per share or 90% of the average of the five lowest daily volume weighted average prices of our common stock during the fifteen trading days immediately preceding the conversion date.  Accordingly, the number of shares of our common stock that may be issued upon conversion of the secured convertible debenture is not presently fixed.  The aggregate number of shares to be issued under the private placement is limited, however, to 61,111,111 shares of common stock irrespective of our share price.  The terms of the secured convertible debenture prevent the selling security holder from converting the debenture to the extent the conversion would result in the selling security holder beneficially owning more than 9.99% of the outstanding shares of our common stock, although this provision can be waived by the holder upon 65 days prior notice.

(3)             Includes 7,716,416 shares of our common stock issuable upon conversion of the secured convertible debentures in connection with the Second Tranche.

(4)             Includes 4,828,848 shares of our common stock issued and issuable upon conversion of the secured convertible debentures in connection with the First Tranche.  Also includes 831,635 shares of our common stock issuable upon conversion of the secured convertible debentures in connection with the Second Tranche.

Value of Shares and Potential Discount (Premium) Available to Selling Security Holder

The following table (“Table 4”) provides information regarding the value of our common stock underlying the convertible debentures and the potential discount (premium) to market price available to the selling security holder upon conversion of the debentures. For purposes of this table, we have assumed that the entire $11,000,000 aggregate principal amount of the convertible debentures was issued and sold on August 11, 2006.

TABLE 4

Market Price(1)	Conversion Price(2)	Total Shares Underlying Debentures(3)	Total Value of Shares at Market Price(4)	Total Value of Shares at Conversion Price(5)	Total Possible Discount (Premium) to Market Price(6)
$1.25	$1.75	6,285,714	$7,857,143	$11,000,000	$(3,142,857)

(1)             Market price per share of our common stock as of August 11, 2006.

(2)             For the purposes of calculating the conversion price per share of our common stock as of August 11, 2006, we have assumed that the conversion is at the request of the selling security holder and that the shares of common stock issuable upon conversion were registered for resale.  The conversion price is subject to customary adjustments for corporate events, among other things.  Pursuant to the terms of the convertible debentures, the conversion price is equal to the lesser of the fixed conversion price of $1.75, or the market conversion price, defined as 90% of the average of the lowest daily volume weighted average trading prices per share of our common stock during the fifteen trading days immediately preceding the conversion date.  The selling security holder was not permitted to convert the debentures at the market conversion price until the earlier of the effective date of the registration statement or January 1, 2007.  Accordingly, the conversion price per share as of August 11, 2006 was $1.75.

(3)             Total number of shares of common stock underlying the convertible debentures assuming full conversion as of August 11, 2006.

(4)             Total market value of shares of common stock underlying the convertible debentures assuming full conversion as of August 11, 2006 and based on the market price of the common stock as of August 11, 2006.

(5)             Total value of shares of common stock underlying the convertible debentures assuming full conversion as of August 11, 2006 and based on the conversion price applicable to a conversion at the request of the selling security holder.

(6)             Premium to market price available to selling security holder assuming full conversion by selling security holder at conversion price as of August 11, 2006, calculated by subtracting the result in footnote (5) from the result in footnote (4).

Prior Securities Transactions

Prior to August 11, 2006, there were no securities transactions between the Company and the selling security holder, any affiliates of the selling security holder, or any person with whom the selling security holder has a contractual relationship regarding the transaction.  To the extent that the First Tranche can be considered a “prior securities transaction,” the following table (“Table 5”) summarizes certain aspects of the First Tranche.

TABLE 5

Total Shares Outstanding Prior to Transaction(1)	Total Shares Outstanding Prior to Transaction held by Non Affiliates(2)	Total Shares of Common Stock Issuable in Transaction(3)	Percentage of Outstanding Common Stock Issuable in the Transaction(4)	Market Price Per Share of Common Stock Prior to Transaction(5)	Current Market Price Per Share of Common Stock(6)
40,070,634	34,155,267	3,428,571	10.04%	$1.28	$0.50

(1)                                  Total shares of common stock outstanding prior to August 11, 2006.

(2)                                  Total shares of common stock outstanding prior to August 11, 2006 and held by persons other than the selling security holder, its affiliates, or affiliates of the Company.

(3)                                  Total shares of common stock issued or issuable in connection with the First Tranche assuming full conversion as of August 11, 2006 at $1.75 per share.

(4)                                  Percentage of total issued and outstanding securities that were issued or issuable in the First Tranche, calculated by dividing the figure in footnote (3) by the figure in footnote (2).

(5)                                  Market price per share of the Company’s common stock as of August 10, 2006.

(6)                                  Market price per share of the Company’s common stock as of July 20, 2007.

Shares Outstanding, Registered, and Held or Sold by the Selling Security Holder

The following table (“Table 6”) provides information regarding shares of common stock outstanding, registered, and held or sold by the selling security holder:

TABLE 6

Shares Outstanding Prior to Transaction held by Non-Affiliates (1)	Shares Registered or Resale by Selling Security Holder in Prior Registration Statements(2)	Shares Registered for Resale and Held by Selling Security Holder(3)	Shares Registered for Resale and Sold by Selling Security Holder (4)	Shares Registered for Resale by Selling Security Holder in Current Transaction (5)
34,298,081	4,828,848	1,045,000	4,041,904	7,716,416

(1)                                  Shares of common stock outstanding prior to October 13, 2006 and held by persons other than the selling security holder, its affiliates, or affiliates of the Company.

(2)                                  Shares of common stock registered for resale by the selling security holder or affiliates in connection with the First Tranche.

(3)                                  Shares of common stock registered for resale by and held by the selling security holder or affiliates as of July 20, 2007.

(4)                                  Shares of common stock registered for resale by and sold by the selling security holder or affiliates in registered resale transactions as of July 20, 2007.

(5)                                  Shares of common stock registered for resale by the selling security holder or affiliates in connection with the Second Tranche.

Plan of Distribution

The selling security holder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

•                     ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•                     block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                     purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                     an exchange distribution in accordance with the rules of the applicable exchange;

•                     privately negotiated transactions;

•                     broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

•                     a combination of any such methods of sale; and

•                     any other method permitted pursuant to applicable law.

The selling security holder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holder may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. Upon our company being notified in writing by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our company being notified in writing by a selling security holder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling security holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares will be paid by the selling security holder and/or the purchasers. The selling security holder has represented and warranted to our company that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder’s business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

Our company has advised the selling security holder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission.  The selling security holder has advised the Company that, as of July 20, 2007, it holds 1,045,000 shares of our common stock and does not have an existing short position in our common stock.

 If the selling security holder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling security holder in connection with resales of its shares under this registration statement.

Our company is required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. Our company has agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Interests of Named Experts and Counsel

None.

Material Changes

See discussion under the heading “Risk Factors” on page 6 regarding noncompliance with NASDAQ Capital Market’s Marketplace Rules.  There have been no other material changes in our affairs since December 31, 2006 that have not been described in our Annual Report on Form 10-K filed March 16, 2007, our quarterly report on Form 10-Q filed August 9, 2007 or a current Report on Form 8-K.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference in this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We are incorporating by reference in this prospectus the following documents filed by us:

1.                 Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 16, 2007.

2.                 Our Quarterly Report on Form 10-Q for the fiscal year ended June 30, 2007 filed on August 9, 2007.

3.                 All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006.

4.                 All registration statements filed under the Exchange Act that contain a description of the Company’s Common Stock, including any amendments or reports filed for the purpose of updating such description.

5.                 All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering.

We will provide to you, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you write, call or email us at, respectively, the following address, telephone number or email address: Joel Boyarski, Senior VP and CFO, WorldGate Communications, Inc., 3190 Tremont Avenue, Trevose, PA 19053, telephone (215) 354-5312, email address jboyarski@wgate.com, or you may visit our website at www.wgate.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed through our website, the information available on or through our website is not part of this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read a copy of any document we file without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from that facility upon payment of the prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. We maintain our primary website at www.wgate.com.

7,716,416 SHARES OF COMMON STOCK

Other Expenses of Issuance and Distribution

The following is an itemization of all expenses (subject to future contingencies) we incurred or are expected to incur in connection with the issuance and distribution of the securities being offered hereby (other than underwriting discounts and commissions and underwriters’ non-accountable expense allowance):

Securities and Exchange Commission registration fee	$162
Printing and engraving expenses	$2,500	*
Legal fees and expenses	$20,000	*
Accounting fees and expenses	$10,000	*
Transfer agent and registrar fees and expenses	$2,000	*
Miscellaneous	$5,500	*
Total	$39,662	*

*                    Represents an estimated amount of the expense.

Indemnification of Directors and Officers

The registrant’s certificate of incorporation, as amended, currently states that a director of the registrant shall have no personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The registrant’s bylaws require the registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving while a director or officer of the registrant at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Any person claiming indemnification as provided in the bylaws shall be entitled to advances from the registrant for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law. On the request of any person requesting indemnification under such provisions, the board of directors of the registrant or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the board or committee so directs or if the board or committee is not empowered by statute to make such determination.

The indemnification and advancement of expenses provided by the bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant or is or was serving at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of the bylaws.

The duties of the registrant to indemnify and to advance expenses to a director or officer provided in the bylaws shall be in the nature of a contract between the registrant and each such director or officer, and no amendment or repeal of any such provision of the bylaws shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. The registrant has directors and officers liability insurance.

Exhibits

The following is a list of exhibits filed as a part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference.

Exhibit	Description
4.1	Investor Registration Rights Agreement, dated August 11, 2006, by and among the Company and YA Global Investments, LP, formerly known as Cornell Capital Partners, LP(1)

4.2	Amended and Restated Secured Convertible Debenture issued by the Company to YA Global Investments, LP pursuant to the Securities Purchase Agreement, dated May 18, 2007(2)

4.3	Securities Purchase Agreement, dated as of August 11, 2006, by and among the Company and YA Global Investments, LP(1)

5.1	Opinion of Drinker Biddle & Reath LLP**

23.1	Consent of Marcum & Kliegman LLP*

23.2	Consent of Grant Thornton LLP*

23.3	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)**

24	Power of Attorney**

*                    Filed herewith

**             Previously Filed

(1)             Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended June 30, 2006, as filed on August 14, 2006.

(2)             Incorporated by reference to the exhibits to our Form 8-K filed May 24, 2007.

Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)   If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)   If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Trevose, Commonwealth of Pennsylvania, on August 20, 2007.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ HAL M. KRISBERGH
Hal M. Krisbergh
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ HAL M. KRISBERGH
Hal M. Krisbergh	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 20, 2007

/s/ JOEL BOYARSKI
Joel Boyarski	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 20, 2007

/s/ HAL M. KRISBERGH, ATTORNEY-IN-FACT
Steven C. Davidson	Director	August 20, 2007

/s/ HAL M. KRISBERGH, ATTORNEY-IN-FACT
Martin Jaffe	Director	August 20, 2007

/s/ HAL M. KRISBERGH, ATTORNEY-IN-FACT
Clarence L. Irving, Jr.	Director	August 20, 2007

/s/ HAL M. KRISBERGH, ATTORNEY-IN-FACT
Jeff Morris	Director	August 20, 2007

/s/ HAL M. KRISBERGH, ATTORNEY-IN-FACT
Lemuel Tarshis	Director	August 20, 2007

/s/ HAL M. KRISBERGH, ATTORNEY-IN-FACT
David Tomasello	Director	August 20, 2007

Exhibit Index

Exhibit	Description
4.1	Investor Registration Rights Agreement, dated August 11, 2006, by and among the Company and YA Global Investments, LP, formerly known as Cornell Capital Partners, LP(1)

4.2	Amended and Restated Secured Convertible Debenture issued by the Company to YA Global Investments, LP pursuant to the Securities Purchase Agreement, dated May 18, 2007(2)

4.3	Securities Purchase Agreement, dated as of August 11, 2006, by and among the Company and YA Global Investments, LP(1)

5.1	Opinion of Drinker Biddle & Reath LLP**

23.1	Consent of Marcum & Kliegman LLP*

23.2	Consent of Grant Thornton LLP*

23.3	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)**

24	Power of Attorney**

*                                         Filed herewith

**                                  Previously Filed

(1)                                  Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended June 30, 2006, as filed on August 14, 2006.

(2)                                  Incorporated by reference to the exhibits to our Form 8-K filed May 24, 2007.

Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of WorldGate Communications, Inc. on Amendment No. 2 to Form S-3 (File No. 333-143323) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated March 7, 2007, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedules of WorldGate Communications, Inc. as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005 and our report dated March 7, 2007 with respect to our audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of WorldGate Communications, Inc. as of December 31, 2006 appearing in the Annual Report on Form 10-K of WorldGate Communications, Inc. for the year ended December 31, 2006.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness.

/s/ Marcum & Kliegman LLP

Melville, New York

August 17, 2007

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 24, 2005 (except for the restatement discussed in  Notes 2 and 3 accompanying the consolidated financial statements appearing under Item 8 of the Company’s 2005 Annual Report on Form 10-K as to which the dates are August 24, 2005 and January 10, 2006, respectively), accompanying the 2004 consolidated financial statements of operations, stockholders’ deficiency and cash flows and related financial schedule included in the Annual Report of WorldGate Communications, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2006 incorporated by reference in the Registration Statement. Our report had an explanatory paragraph that stated that WorldGate Communications, Inc. had suffered recurring losses from operations and had a net accumulated deficiency of $218 million that raised substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

August 17, 2007